UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

November 11, 2024

Dear Shareholder:

We apologize for the follow-up mailings you may have received on this matter. You are among the largest investors in the JPMorgan Growth Advantage Fund. We have been trying to reach you about an important matter and we very much need your assistance.

Shareholders are being asked to vote on a Proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy. The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund.

We cannot proceed with this important change without the required shareholder approval, and this is why for this timely matter we have expedited the delivery of this letter to you, one of the Fund’s largest investors. Please help us by calling us today at 1-888-628-1041.

Sincerely,

Brian S. Shlissel

President

J.P. Morgan Mutual Fund Investment Trust

This communication relates to an investment you own in JPMorgan Growth Advantage Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

November 11, 2024

Dear Shareholder:

We apologize for the follow-up mailings you may have received on this matter. You are among the largest investors in the JPMorgan Growth Advantage Fund. We have been trying to reach you about an important matter and we very much need your assistance.

Shareholders are being asked to vote on a Proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy. The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund.

We cannot proceed with this important change without the required shareholder approval, and this is why for this timely matter we have expedited the delivery of this letter to you, one of the Fund’s largest investors. Please help us by calling us today at 1-866-342-2676.

Sincerely,

Brian S. Shlissel

President

J.P. Morgan Mutual Fund Investment Trust

This communication relates to an investment you own in JPMorgan Growth Advantage Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

OBO